EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 31, 2011 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended October 31, 2010 of Versant Corporation (a California corporation) and subsidiaries which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

San Jose, California
May 6, 2011